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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints RAYMOND L. GELLEIN, JR. and JEFFREY A. ADLER, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Vistana, Inc., a Florida corporation (the "Company")), to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-1 (including all amendments, supplements and post-effective amendments thereto) and to file a Registration Statement pursuant to Section 462(b) of the Securities Act of 1933, as amended (the "Act"), with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Act of shares of the Company's common stock, par value $.01 per share, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

                                       Dated:  February 4, 1997



/s/ Raymond L. Gellein, Jr.
---------------------------
Raymond L. Gellein, Jr.



/s/ Jeffrey A. Adler
---------------------------
Jeffrey A. Adler



/s/ Matthew E. Avril
---------------------------
Matthew E. Avril



/s/ John M. Sabin
---------------------------
John M. Sabin